UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 3, 2008, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of August 13, 2007, as amended (the “Merger Agreement”) between Camden National Corporation (“Camden”) and Union Bankshares Company (“Union Bankshares”), Camden and Union Bankshares completed the merger (the “Merger”) in which Union Bankshares merged with and into Camden, with Camden as the surviving corporation.

Pursuant to the Merger Agreement, each share of Union Bankshares common stock outstanding at the effective time of the Merger was converted into the right to receive either $68.00 in cash or 1.9106 shares of Camden common stock, at the election of each Union Bankshares stockholder, subject to proration due to limitations on the aggregate amount of cash to be paid by Camden in the Merger and depending on the election of other Union Bankshares stockholders, as specified in the Merger Agreement. Camden will pay approximately $72.5 million in cash and Camden common stock to Union Bankshares stockholders, consisting of approximately $29.0 million in cash and 1.2 million shares of Camden common stock.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2007, Camden National Corporation announced that Winfield F. Robinson has attained the mandatory retirement age and, accordingly, has stepped down as a member of the Camden Board of Directors, and all affiliate board seats, effective December 31, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 31, 2007, Camden National Corporation amended and restated (the “Amended and Restated Bylaws”) its Bylaws to update the maximum number of Directors to sixteen individuals at any given time. The Amended and Restated Bylaws are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 13, 2007 by and between Camden National Corporation and Union Bankshares Company (incorporated by reference from Camden’s Current Report on Form 8-K filed on August 14, 2007).
99.1	Amended and Restated Bylaws of Camden National Corporation.
99.2	Press Release announcing the completion of the Union Bankshares acquisition.

Forward-Looking Statements

This report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden and Union Bankshares. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden and Union Bankshares to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: (i) integration costs following the Merger, (ii) changes in general, national or regional economic conditions; (iii) changes in loan default and charge-off rates; (iv) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (v) changes in interest rates; (vi) changes in laws and regulations; (vii) changes in the size and nature of the Camden’s competition and (viii) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden’s filings with the SEC, including its Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this report, and Camden does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Sean G. Daly	Date: January 3, 2008
Sean G. Daly
Chief Financial Officer and Principal Financial & Accounting Officer